DISCOVERY COMMUNICATIONS REPORTS FIRST QUARTER 2015 RESULTS

First Quarter 2015 Financial Highlights:

•Revenues increased 9% to $1,537 million
•Adjusted OIBDA increased 8% to $568 million
•Adjusted Earnings per Diluted Share increased 11% to $0.42
•Repurchased $317 million worth of stock

Silver Spring, Maryland – May 5, 2015: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the first quarter ended March 31, 2015.

"2015 is off to a great start, as our strategy of investing in and owning world-class content to leverage across our unparalleled global distribution platform continues to drive operating momentum and strong financial results,” said David Zaslav, President and CEO of Discovery Communications. “Despite facing a challenging U.S. marketplace and foreign currency headwinds, Discovery is successfully building market share, expanding our distribution and developing programming that resonates with audiences around the world. I’m extremely pleased with our strong performance this quarter and the numerous opportunities Discovery has in the months and years ahead."

First Quarter Results

First quarter revenues of $1,537 million increased $126 million, or 9%, over the first quarter a year ago, led by 10% growth at International Networks and 6% growth at U.S. Networks. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) increased $43 million, or 8%, to $568 million, as 10% growth at U.S. Networks was partially offset by a 2% decline at International Networks. Total Company revenues grew 17% and Adjusted OIBDA grew 14% excluding currency effects, as changes in foreign currency exchange rates reduced first quarter revenue growth by 8% and reduced Adjusted OIBDA growth by 6%. Excluding currency effects, the Eurosport transaction(2) and the consolidation of Discovery Family, total Company revenues increased 6% and Adjusted OIBDA increased 11%.

Discovery Communications, Inc.'s first quarter net income of $250 million ($0.37 per diluted share)(3) increased $20 million, or 9%, compared to $230 million ($0.33 per diluted share) for the first quarter a year ago, as the strong operating performance in the current year and decrease in stock based compensation expense were partially offset by lower equity earnings, higher interest expense and higher restructuring charges. Adjusted Earnings Per Diluted Share(4) ("Adjusted EPS"), which excludes the impact of amortization of acquisition-related intangible assets, was $0.42 in the first quarter of this year, up 11%, compared with $0.38 in the same period a year ago. Adjusted EPS increased 17% excluding currency effects, as changes in foreign currency exchange rates reduced first quarter Adjusted EPS by 6%. For the last twelve months, Adjusted EPS was $1.89, up 12% compared with $1.69 in the prior twelve months.

(1)	See the full definition of Adjusted Operating Income Before Depreciation and Amortization on page 5.
(2)	The Company completed its acquisition of a controlling stake in Eurosport International ("Eurosport") in May 2014. See page 11 for a reconciliation to results excluding Eurosport.
(3)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. Series A, B and C common stockholders. See table on page 12 for the full schedule.
(4)	See the full definition of Adjusted Earnings Per Diluted Share on page 5.

Free cash flow decreased to $29 million for the first quarter, as improved operating performance and a decrease in stock-based compensation was more than offset by the timing of tax payments and higher content payments. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended March 31,
	2015	2014	Change
Revenues:
U.S. Networks	$749	$706	6%
International Networks	735	667	10%
Education and Other	54	40	35%
Corporate and Eliminations	(1)	(2)	NM
Total Revenues	$1,537	$1,411	9%

Adjusted OIBDA:
U.S. Networks	$425	$387	10%
International Networks	215	220	(2)%
Education and Other	5	3	67%
Corporate and Eliminations	(77)	(85)	9%
Total Adjusted OIBDA	$568	$525	8%

U.S. Networks

(dollars in millions)	Three Months Ended March 31,
	2015	2014	Change
Revenues:
Distribution	$362	$319	13%
Advertising	375	373	1%
Other	12	14	(14)%
Total Revenues	$749	$706	6%
Adjusted OIBDA	$425	$387	10%
Adjusted OIBDA Margin	57%	55%

U.S. Networks’ revenues in the first quarter of 2015 increased 6% to $749 million driven by 13% distribution growth and 1% advertising growth. The 13% distribution revenue growth was primarily driven by higher rates and the consolidation of Discovery Family. Advertising revenues increased 1%, as higher pricing was partially offset by lower delivery. Excluding the consolidation of Discovery Family, distribution revenues grew 8% and total revenues grew 3% over the prior year's first quarter.

Adjusted OIBDA increased 10% to $425 million. Excluding the consolidation of Discovery Family, Adjusted OIBDA increased 6%, as operating expenses excluding the consolidation of Discovery Family declined 2%.

International Networks

(dollars in millions)	Three Months Ended March 31,
	2015	2014	Change
Revenues:
Distribution	$396	$338	17%
Advertising	312	316	(1)%
Other	27	13	108%
Total Revenues	$735	$667	10%
Adjusted OIBDA	$215	$220	(2)%
Adjusted OIBDA Margin	29%	33%

International Networks’ revenues for the first quarter increased 10% to $735 million, as growth in distribution and other revenues was partially offset by a slight decline in advertising revenues. Changes in foreign currency exchange rates reduced first quarter international revenue growth by 17% and reduced Adjusted OIBDA growth by 13%. Excluding currency effects and Eurosport, total revenues were up 9%. Advertising revenues, excluding Eurosport, were up 12% in local currency terms, primarily due to increased pricing and volume in Northern Europe and volume in Southern Europe. Distribution revenues, excluding Eurosport, grew 6% in local currency terms, mainly from increased subscribers and higher rates in Latin America.

Adjusted OIBDA decreased 2% to $215 million. Excluding Eurosport and currency effects, Adjusted OIBDA was up 11%, reflecting the 9% revenue growth partially offset by a 8% increase in operating expenses. The higher operating expenses were primarily due to increased content amortization as well as higher personnel costs to support our localization strategy.

Education and Other

(dollars in millions)	Three Months Ended March 31,
	2015	2014	Change
Revenues	$54	$40	35%
Adjusted OIBDA	$5	$3	67%
Adjusted OIBDA Margin	9%	8%

Education and Other revenues for the first quarter increased by $14 million and adjusted OIBDA increased by $2 million compared to the first quarter of 2014, primarily due to production contract contributions due to a studios business combination and the timing of certain program deliveries.

Corporate and Eliminations

Adjusted OIBDA increased by $8 million compared to the first quarter a year ago, primarily due to a decrease in stock based compensation costs and lower professional fees.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 6.4 million shares of its Series C common stock at an average price of $31.11 per share, for a total of $200 million. Additionally, on February 23, 2015, pursuant to the previously announced share repurchase agreement between the Company and Advance/Newhouse Programming Partnership ("ANPP"), the Company repurchased 1.7 million shares from ANPP for at $68.83 per share, for a total of $117 million. In total the Company spent $317 million on share repurchases during the quarter.

The Company has repurchased 97.7 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program to date at an aggregate purchase price of approximately $5.0 billion. In aggregate, including the 21.9 million preferred shares acquired from ANPP and from Advance Programming Holdings, LLC, the Company has repurchased 29% of its outstanding shares since buyback activity was authorized in 2010. Note that the aggregate share numbers have not been adjusted to reflect the August 2014 special stock dividend.

Under the stock repurchase program, management is authorized to purchase shares of common stock from time to time through open market purchases at prevailing prices or privately negotiated purchases or pursuant to one or more accelerated stock repurchase agreements or other derivative arrangements as permitted by securities laws and other legal requirements and subject to stock price, business and market conditions and other factors.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase their shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. This agreement was amended by letter agreement on August 25, 2014.

OTHER ITEMS

Effective January 1, 2015, we realigned our International Networks reporting structure into the following regions: Northern Europe, which includes primarily the Nordics and U.K.; Southern Europe, which primarily includes Italy and Spain; Central and Eastern Europe, the Middle East, and Africa (“CEEMEA”), which has been expanded to include Germany; Latin America; Asia-Pacific; and Eurosport. Previously, International Networks’ regional operations reported into the following regions: Western Europe, which included the U.K. and western European countries; Nordics; CEEMEA; Latin America; Asia-Pacific; and Eurosport. This realignment did not impact our consolidated financial statements other than to change the regions in which we describe our operating results for the International Networks segment.

In March 2015, Discovery Communications, LLC, a subsidiary of the company, issued $300 million of 3.45% Senior Notes due 2025 and €600 million of 1.90% Senior Notes due 2027. The Company used a portion of the net proceeds from these issuances to redeem its Senior Notes due June 2015 and the remainder for general corporate purposes.

On March 31, 2015, Discovery completed its acquisition of a controlling interest in Eurosport France, increasing its stake from 20% to 51%, for approximately €38 million or $40 million, which resulted in a $2 million gain.

FULL YEAR 2015 OUTLOOK

For the full year ending December 31, 2015, Discovery expects total revenue excluding currency to grow in the high single to low double digit range, Adjusted OIBDA excluding currency to grow in the low to mid-single digit range and Adjusted EPS excluding currency to grow in the high single to low double digit range.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii)depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) restructuring and other charges, (v) certain impairment charges, (vi) gains and losses on business and asset dispositions, and (vii) certain inter-segment eliminations related to production studios.

The Company uses Adjusted OIBDA to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes this measure is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, restructuring and other charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period. Additionally, certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives.

The Company defines Adjusted net income as net income available to Discovery Communications, Inc. stockholders excluding the impact of amortization of acquisition-related intangible assets, and defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  Note that given the change in conversion ratio for our preferred stock, the preferred shares are now only included in the diluted share count. The Company believes Adjusted net income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its first quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-800-901-5213 inside the U.S. and 1-617-786-2962 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 19, 2015. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our programming, strategic growth initiatives, plans for stock repurchases and the full year 2015 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Catherine Frymark (240) 662-2934	Jackie Burka (212) 548-5642
catherine_frymark@discovery.com	jackie_burka@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenues:
Distribution	$758	$657
Advertising	687	689
Other	92	65
Total revenues	1,537	1,411
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	565	482
Selling, general and administrative	400	409
Depreciation and amortization	81	83
Restructuring and other charges	9	3
Total costs and expenses	1,055	977
Operating income	482	434
Interest expense	(89)	(81)
Income from equity investees, net	1	13
Other expense, net	(19)	(17)
Income from continuing operations before income taxes	375	349
Provision for income taxes	(125)	(118)
Net income	250	231
Net income attributable to redeemable noncontrolling interests	—	(1)
Net income available to Discovery Communications, Inc.	$250	$230

Net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders:
Basic	$0.38	$0.33
Diluted	$0.37	$0.33

Weighted average shares outstanding (1):
Basic	439	468
Diluted	667	704

(1) Diluted shares adjust for the potential dilution that would occur if common stock equivalents, including convertible preferred stock and equity-based awards, were converted into common stock or exercised.

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$321	$367
Receivables, net	1,431	1,433
Content rights, net	310	329
Deferred income taxes	86	87
Prepaid expenses and other current assets	321	275
Total current assets	2,469	2,491

Noncurrent content rights, net	1,991	1,973
Property and equipment, net	534	554
Goodwill	8,152	8,236
Intangible assets, net	1,855	1,971
Equity method investments	618	644
Other noncurrent assets	163	145
Total assets	$15,782	$16,014

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$205	$225
Accrued liabilities	932	1,094
Deferred revenues	175	178
Current portion of debt	453	1,107
Total current liabilities	1,765	2,604

Noncurrent portion of debt	7,036	6,046
Deferred income taxes	532	588
Other noncurrent liabilities	406	425
Total liabilities	9,739	9,663

Redeemable noncontrolling interests	752	747

Equity:
Preferred stock	2	2
Common stock	5	5
Additional paid-in capital	6,911	6,917
Treasury stock, at cost	(4,963)	(4,763)
Retained earnings	3,903	3,809
Accumulated other comprehensive loss	(569)	(368)
Total Discovery Communications, Inc. stockholders’ equity	5,289	5,602
Noncontrolling interests	2	2
Total equity	5,291	5,604
Total liabilities and equity	$15,782	$16,014

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Three Months Ended March 31,
	2015	2014
Operating Activities
Net income	$250	$231
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	2	19
Depreciation and amortization	81	83
Content amortization and impairment expense	407	350
Remeasurement gain on previously held equity interest	(2)	—
Equity in earnings of investee companies, net of cash distributions	1	(11)
Deferred income tax benefit	(48)	(35)
Launch amortization expense	4	2
Loss from derivative instruments	11	—
Other, net	5	11
Changes in operating assets and liabilities, net of business combinations:
Receivables, net	(10)	31
Content rights	(445)	(391)
Accounts payable and accrued liabilities	(134)	6
Equity-based compensation liabilities	(25)	(81)
Income tax receivable	3	53
Other, net	(37)	(27)
Cash provided by operating activities	63	241

Investing Activities
Purchases of property and equipment	(34)	(28)
Business acquisitions, net of cash acquired	(16)	(17)
Payments for derivative instruments	(11)	—
Distributions from equity method investees	15	16
Investments in equity method investees, net	(26)	1
Other investing activities, net	(6)	—
Cash used in investing activities	(78)	(28)

Financing Activities
Commercial paper borrowings, net	199	—
Borrowings under revolving credit facility	123	—
Principal repayments of revolving credit facility	(13)	—
Borrowings from debt, net of discount	936	415
Principal repayments of debt	(849)	—
Principal repayments of capital lease obligations	(12)	(4)
Repurchases of stock	(317)	(266)
Cash payments for equity-based plans, net	(17)	—
Hedge of borrowings from debt instruments	(29)	—
Other financing activities, net	(9)	(5)
Cash provided by financing activities	12	140

Effect of exchange rate changes on cash and cash equivalents	(43)	(4)

Net change in cash and cash equivalents	(46)	349
Cash and cash equivalents, beginning of period	367	408
Cash and cash equivalents, end of period	$321	$757

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended March 31, 2015
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$425	$(8)	$—	$—	$(9)	$408
International Networks	215	(57)	(4)	—	(3)	151
Education and Other	5	(2)	—	—	3	6
Corporate and Eliminations	(77)	(14)	—	8	—	(83)
Total	$568	$(81)	$(4)	$8	$(9)	$482

	Three Months Ended March 31, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$387	$(3)	$—	$—	$(1)	$383
International Networks	220	(64)	(2)	—	(1)	153
Education and Other	3	(2)	—	—	(1)	—
Corporate and Eliminations	(85)	(14)	—	(3)	—	(102)
Total	$525	$(83)	$(2)	$(3)	$(3)	$434

(1) For the three months ended March 31, 2015, amounts represent restructuring charges of $9 million. For the three months ended March 31, 2014, amounts represent restructuring charges of $3 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NEWLY ACQUIRED BUSINESSES(1)
(unaudited; amounts in millions)

	Three months ended March 31,
	2015		2015	2014
	International Networks As Reported	Newly Acquired Businesses (1)	International Networks Ex- Newly Acquired Businesses	International Networks As Reported	% Change
Revenues:
Distribution	$396	$77	$319	$338	(6)%
Advertising	312	16	$296	316	(6)%
Other	27	17	$10	13	(23)%
Total Revenues	$735	$110	$625	$667	(6)%
Adjusted OIBDA	$215	$1	$214	$220	(3)%

	Three months ended March 31,
	2015		2015	2014
	Total Company As Reported	Newly Acquired Businesses (1)	Total Company Ex- Newly Acquired Businesses	Total Company As Reported	% Change
Revenues:
Distribution	$758	$77	$681	$657	4%
Advertising	687	16	$671	689	(3)%
Other	92	17	$75	65	15%
Total Revenues	$1,537	$110	$1,427	$1,411	1%
Adjusted OIBDA	$568	$1	$567	$525	8%

(1) Newly Acquired Businesses for the three months ended March 31, 2015 consists of the operating results of Eurosport International. This reconciliation does not include Eurosport France, which was acquired on March 31, 2015, or Discovery Family and does not take into account any other items such as foreign exchange.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

EARNINGS PER SHARE

	Three Months Ended March 31,
	2015	2014
Numerator:
Net income	$250	$231
Less:
Allocation of undistributed income to Series A convertible preferred stock	(53)	(47)
Net income attributable to redeemable noncontrolling interests	—	(1)
Redeemable noncontrolling interest adjustments to redemption value	—	1
Net income available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders for basic net income per share	$197	$184
Allocation of net income available to Discovery Communications Inc., net of taxes, to Series A, B and C common stockholders and Series C convertible preferred stockholders for basic net income per share:

Series A, B and C common stockholders	166	155
Series C convertible preferred stockholders	31	29
Total	197	184

Add:
Allocation of undistributed income to Series A convertible preferred stockholders	53	47
Net income available to Discovery Communications, Inc. Series A, B and C common stockholders for diluted net income per share	$250	$231

Denominator:
Weighted average Series A, B and C common shares outstanding — basic	439	468
Weighted average impact of assumed preferred stock conversion	223	229
Weighted average dilutive effect of equity-based awards	5	7
Weighted average Series A, B and C common shares outstanding — diluted	667	704
Weighted average Series C convertible preferred stock outstanding — basic and diluted	41	44

Basic net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.38	$0.33
Series C convertible preferred stockholders	$0.76	$0.66

Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common and Series C convertible preferred stockholders:
Series A, B and C common stockholders	$0.37	$0.33
Series C convertible preferred stockholders	$0.74	$0.66

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2015	2014	Change
Net Income available to Discovery Communications, Inc.	$250	$231	$19
Amortization of acquisition-related intangible assets, net of tax	29	34	(5)
Adjusted Net Income	$279	$265	$14

	Three Months Ended March 31,
	2015	2014	Change
Diluted net income per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$0.37	$0.33	$0.04
Amortization of acquisition-related intangible assets, net of tax	0.05	0.05	—
Adjusted earnings per diluted share	$0.42	$0.38	$0.04

	Last Twelve Months Ended March 31,
	2015	2014	Change
Diluted earnings per share available to Discovery Communications, Inc. Series A, B and C common stockholders	$1.71	$1.50	$0.21
Amortization of acquisition-related intangible assets, net of tax	0.18	0.19	(0.01)
Adjusted earnings per diluted share	$1.89	$1.69	$0.20

CALCULATION OF FREE CASH FLOW

	Three Months Ended March 31,
	2015	2014	Change
Cash provided by operating activities	$63	$241	$(178)
Purchases of property and equipment	(34)	(28)	(6)
Free cash flow	$29	$213	$(184)

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
March 31, 2015
5.625% Senior Notes, semi-annual interest, due August 2019	$500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
2.375% Senior Notes, euro denominated annual interest, due March 2022	322
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
3.45% Senior Notes, semi-annual interest, due March 2025	300
1.90% Senior Notes, euro denominated annual interest, due March 2027	645
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Revolving credit facility	145
Capital lease obligations	167
Commercial paper	428
Total debt	7,507
Unamortized discount	(18)
Debt, net	7,489
Current portion of debt	(453)
Noncurrent portion of debt	$7,036

EQUITY-BASED COMPENSATION
	March 31, 2015
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Stock Appreciation Rights	10.4	$37.28	—	—
Stock Options	16.9	23.46	11.5	$18.40
Performance-based Restricted Stock Units	4.2	35.09	1.3	26.81
Service-based Restricted Stock Units	2.1	34.68	0.1	20.87
Total Equity-based Compensation Plans	33.6	$29.89	12.9	$19.27

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2014	439.2	112.1	551.3
Shares repurchased	(6.4)	(1.7)	(8.1)
Shares issued – equity-based compensation	1.1	—	1.1
Preferred stock dividend	—		—
Total shares outstanding as of March 31, 2015	433.9	110.4	544.3